ADVISORS SERIES TRUST
Code of Ethics
Revised June 2012

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Advisors Series Trust (the “Trust”), as a registered investment company, to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its “Access Persons” (as defined in Section 2 and Appendix 1 below) from engaging in any unlawful actions prohibited by the Rule.  The Rule also requires investment advisers to and principal underwriters for (each a “Fund Organization”) of the Trust to adopt a written Code of Ethics.  The Code of Ethics for the Trust and each Fund Organization and any material changes to these codes must be approved by the Board of Trustees of the Trust (the “Board”).  In addition, the Trust and each Fund Organization must report to the Board any material compliance violations to these codes within 30 days after the end of each calendar quarter.  The Board may only approve a Code of Ethics or a material change to a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent Access Persons from engaging in fraudulent activities as described in Section 3 below.  In addition, certain key “Investment Personnel” (as defined in Section 2 and Appendix 1 below) of the Trust or a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”).

2.	KEY DEFINITIONS
For other definitions, see Appendix 1.

The term “Access Person” is defined to include: (i) any director/trustee, officer, general partner or Investment Personnel of the Trust or of an investment adviser to the Trust; (ii) any Investment Personnel of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund and (iii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of the Trust.  The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and shall maintain a list of all Access Persons (see Appendix 2).

The term “Investment Personnel” is defined to include (i) any employee of the Trust or of an investment adviser to the Trust (or of any company in a control relationship to the Trust, a Fund or investment adviser) who regularly participates in making recommendations regarding the purchase or sale of securities of a Fund; and (ii) any natural person who controls the Trust or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and shall maintain a list of all Investment Personnel, (see Appendix 2).  Investment Personnel are also Access Persons.

The term “Reportable Fund” for a particular Access Person, means (i) any Fund that is a series of the Trust; (ii) any mutual fund for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (including any sub-adviser); or (iii) any mutual fund whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of the Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

(a)	employ any device, scheme or artifice to defraud a Fund;

(b)
make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

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(c)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d)	engage in any manipulative practice with respect to a Fund.

4.	COMPLIANCE OFFICERS

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”).  The officers of the Trust will appoint a compliance officer for each Fund Organization and for the Trust (each a “Fund Compliance Officer”) to receive and review Reports delivered to a Fund Compliance Officer in accordance with Section 5 below.  The Fund Compliance Officer of the Trust will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the Fund Compliance Officer for themselves and any immediate family member residing at the same address.  In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information.  The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

(a)
Initial Holdings Report. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report containing the following information:

(1)
The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares or principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person, the account number; and

(3)	The date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Appendix 4.

(b)	Quarterly Transaction Reports. Within thirty days of the end of each calendar quarter, each Access Person must submit a signed report containing the following information:

(1)	With respect to any transaction during the quarter in a Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership:

(i)
The date of the transaction, the title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Fund involved;

(ii)	The nature of the transaction (i.e., purchase, sale, vesting, etc.);

(iii)	The price of the Covered Security and/or Reportable Fund at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

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(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account, the account number;

(ii)	The date the account was established; and

(iii)	the date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Appendix 5.

(c)
Annual Holdings Reports. Within forty-five days of the end of each calendar year, the Access Person must submit a signed report containing the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)
The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership;

(2)
The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person, the account number; and

(3)	The date the report is submitted by the Access Person.

 A form of the Annual Holdings Report is attached as Appendix 4.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

(a)	Principal Underwriter. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	is not an affiliated person of the Trust or any investment adviser to a Fund except as a result of being the principal underwriter of a Fund in the Trust; and

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

(b)
Independent Trustee. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an “Independent Trustee”) is not required to:

(1)	file an Initial Holdings Report or Annual Holdings Report; and

(2)
file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security or a Fund, that a Fund purchased or sold the Covered Security, or that a Fund or its investment adviser considered purchasing or selling the Covered Security.

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7.	ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	The Trust and each Fund Organization must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

(b)	On an annual basis, each Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood.

(c)
Each Fund Compliance Officer shall compare their respective Reports with completed and contemplated portfolio transactions of the applicable Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

(d)
On an annual basis, each Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Trust’s Chief Compliance Officer for review by the Board.

(e)
On an annual basis, the Trust and each Fund Organization shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

(a)
No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such action would violate any provision of section 3 of this Code and such security to his or her actual knowledge at the time of such purchase or sale:

(i)	is being considered for purchase or sale by a Fund; or

(ii)
is in the process of being purchased or sold by a Fund (except that an Access Person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization).

(b)	Investment Personnel must obtain approval from the Fund Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may trade ahead of a Fund -- a practice known as “frontrunning.”

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10.	SANCTIONS

As to any material violation of this Code of Ethics, the Trust and each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons.  Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may also impose sanctions as it deems appropriate, including sanctions against the Trust or Fund Organization or the Fund Compliance Officer for failure to adequately supervise its Access Persons.

11.	RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act.  Rule 17j-1(f) mandates the following record keeping requirements:

•	A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

•	A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;

•	A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years, the first two years in an easily accessible place;

•
A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

•	A copy of each report required by section 7(d) and section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years, the first two years in an easily accessible place; and

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of the securities described in section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the year in which the approval is granted.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:
Name:
Title:
Trust or Fund Organization:
Date:

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Appendix 1
Definitions

Access Person (See Section 2 of the Code of Ethics – “Key Definitions”)	(i) (ii) (iii) (iv)
Any director/trustee, officer, general partner or Investment Personnel of the Trust or of an investment adviser to the Trust;

Any Investment Personnel of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund; and

Any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of the Trust.

Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

Advisory Person	(i) (ii)
Any employee of the Fund or of a Fund’s investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

Any natural person in a control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Considered for purchase or sale
A Security is being “considered for purchase or sale” if the Adviser has placed it on a restricted list (or in a similarly designated grouping) or within the last 15 calendar days has presented the Security to its investment committee (or similarly designated portfolio manager(s)) for consideration of purchase or sale.

Control	The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
Covered Security
Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; and (iv) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds. Covered Security does not include a Reportable Fund that is a component of a fund of funds.  Additionally, Covered Security does not include a security issued by an affiliate of a Fund if the Fund is prohibited from investing in the affiliate’s security.

Fund	A series of the Trust.
Immediate Family Member
Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationships).

Initial Public Offering (IPO)
An offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”) the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Investment Personnel (See Section 2 of the Code of Ethics – “Key Definitions”)	(i) (ii)
Any employee of the Trust, a Fund or investment adviser (or of any company in a control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and

Any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

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Limited Offering	An offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.
Purchase or Sale of a Covered Security	Includes, among other things, the writing of an option to purchase or sell a Covered Security.
Reportable Fund (See Section 2 of the Code of Ethics – “Key Definitions”)	Includes, for a particular Access Person,
(i) (ii) (iii)
any Fund that is a series of the Trust,

any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (including any sub-adviser) (as defined in Section 2(a)(20) of the Investment Company Act); or

any registered investment company, including a Fund, whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

Security
Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Transaction
A transaction includes any type of acquisition or disposition of a Covered Security and/or Reportable Fund.  This includes contributions (including employer matching contributions) to any form of pension; profit sharing; 401(k); or IRA that is invested in a Covered Security and/or Reportable Fund.  It also includes the vesting of options and/or restricted stock with respect to a Covered Security and/or Reportable Fund as well as any dispositions associated with the vesting process.

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Appendix 2
List of Access Persons and Investment Personnel

Name	Title	Acknowledgement of Receipt of Code of Ethics	Is this Person also an Investment Personnel?

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Appendix 3
Form of Authorization Letter

Name of Broker	Date
Address

    Re:       Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [name of Trust or Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer]
[Trust or Fund Organization]
[Address]

    Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:
Name:
SSN:
Account Number:

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Appendix 4
Initial Holdings Report & Annual Holdings Report
(Complete Initial Report within ten days of becoming an Access Person)
(Complete Annual Report within forty-five days of each calendar year end)
(Information to be current with 45 days of date of Report)

Date: ______________________________

Note:	In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	HOLDINGS

Name and Type of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:	Reviewed:
(compliance officer signature)
Date:
Date:

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Appendix 5
Quarterly Transaction Report
(Complete within thirty days of the quarter-end)

Date: ______________________________

Note:	In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	TRANSACTIONS

Date of Transaction	Name of Covered Security, including Interest Rate and Maturity Date, or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Principal Amount	Nature of Transaction (i.e., buy, sale)	Price per Share

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:	Reviewed:
(compliance officer signature)
Date:
Date:

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